Exhibit 24.1

REGISTRATION STATEMENT ON FORM S-8

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Reynolds American Inc., a North Carolina corporation (the “Registrant”), does hereby constitute and appoint each of McDara P. Folan, III, Martin L. Holton III and Constantine E. Tsipis, or any of them, each acting alone, as the true and lawful attorney-in-fact or attorneys-in-fact for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file (i) one or more Registration Statements on Form S-8 (the “Form S-8 Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended, of the Registrant’s common stock (and related rights to purchase Series A Junior Participating Preferred Stock) and plan interests in connection with the RAI 401k Savings Plan and the Puerto Rico Savings & Investment Plan, (ii) any and all amendments, including post-effective amendments, supplements and exhibits to the Form S-8 Registration Statement and (iii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-8 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute. This Power of Attorney may be executed in multiple counterparts, each of which will be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 12th day of February 2013.

/s/ Daniel M. Delen	/s/ Thomas R. Adams
Daniel M. Delen President and Chief Executive Officer and Director (principal executive officer)	Thomas R. Adams Executive Vice President and Chief Financial Officer (principal financial officer)

/s/ Frederick W. Smothers	/s/ Thomas C. Wajnert
Frederick W. Smothers Senior Vice President and Chief Accounting Officer (principal accounting officer)	Thomas C. Wajnert Chairman of the Board and Director

/s/ John P. Daly	/s/ Martin D. Feinstein
John P. Daly Director	Martin D. Feinstein Director

/s/ Luc Jobin	/s/ H. Richard Kahler
Luc Jobin Director	H. Richard Kahler Director

/s/ Holly Keller Koeppel	/s/ Nana Mensah
Holly Keller Koeppel Director	Nana Mensah Director

/s/ Lionel L. Nowell, III	/s/ H.G.L. Powell
Lionel L. Nowell, III Director	H.G.L. Powell Director

/s/ Richard E. Thornburgh	/s/ Neil R. Withington
Richard E. Thornburgh Director	Neil R. Withington Director

/s/ John J. Zillmer
John J. Zillmer Director